Exhibit 99.1

Simula, Inc. 7822 South 46th Street Phoenix, AZ 85044-5354 USA voice: 602.631.4005 fax: 602.631.9005 www.simula.com

Simula Contact:
Bradley P. Forst
Chief Executive Officer
602.631.4005

Simula Shareholders Approve Merger

PHOENIX, Arizona – December 5, 2003, Simula, Inc. (AMEX: SMU) said today that its shareholders voted and approved the merger with Armor Holdings, Inc. (NYSE: AH). Armor Holdings will acquire Simula for $110.5 million, subject to adjustment pursuant to the terms of the merger agreement. After payment of outstanding indebtedness and expenses, the merger consideration payable to shareholders at closing pursuant to the merger agreement will be $43.5 million or $3.21 per share. The merger consideration will be paid in cash. The merger will be completed as soon as practicable after the satisfaction or waiver of all conditions precedent, which is anticipated to occur on Tuesday, December 9, 2003. Comprehensive information on the merger and merger consideration is set out in Simula’s proxy statement dated November 10, 2003, filed with the Securities and Exchange Commission and available on Simula’s website at www.simula.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that involve risks and uncertainties that may cause Simula’s actual experience to differ materially from that which is anticipated. These forward-looking statements include statements about Simula’s prospective merger and the merger consideration per share to be paid to Simula’s shareholders. Actual results may differ materially from those projected. Risks include those described herein, in Simula’s press releases, in Simula’s periodic reports, and definitive proxy statement filed with the Securities and Exchange Commission.

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